Exhibit 8.1

Skadden, Arps, Slate, Meagher & Flom llp

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CHICAGO, ILLINOIS 60606-1720	FIRM/AFFILIATE
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BEIJING
BRUSSELS
FRANKFURT
February 24, 2022	HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SÄO PAULO
SEOUL
OUTFRONT Media Inc.	SHANGHAI
405 Lexington Avenue, 17th Floor	SINGAPORE
New York, New York 10174	TOKYO

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain U.S. federal income tax considerations relating to OUTFRONT Media Inc., a Maryland corporation (“Outfront”), in connection with the filing by Outfront of a shelf registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof (the “Registration Statement”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of (i) shares of common stock of Outfront, par value $0.01 per share; (ii) shares of preferred stock of Outfront, par value $0.01 per share, which may be issued in one or more classes or series; (iii) warrants to purchase shares of Outfront common stock; (iv) debt securities of Outfront, Outfront Media Capital LLC, and Outfront Media Capital Corporation; and (v) guarantees of the debt securities of Outfront, Outfront Media Capital LLC and Outfront Media Capital Corporation. We have acted as REIT tax counsel to Outfront in connection with the filing of the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such documentation and information provided to us by Outfront as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, Outfront has provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of Outfront (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of Outfront and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s primary counsel. For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officers’ Certificate or in any other document. In particular, we note that the Company may engage in transactions in which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have assumed and relied on Outfront’s representation that the statements, representations and covenants contained in the Officers’ Certificate and the Registration Statement accurately and completely describe all material facts relevant to such statements, representations, and covenants. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with such statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

OUTFRONT Media Inc.

February 24, 2022

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Outfront and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the IRS or, if challenged, by a court.

OUTFRONT Media Inc.

February 24, 2022

Based on and subject to the foregoing, we are of the opinion that, commencing with Outfront’s first taxable year beginning July 17, 2014, Outfront has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.

As noted in the Registration Statement, Outfront’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Outfront’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is furnished to you in connection with the filing of the Registration Statement. This opinion may not be relied upon by anyone else without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the heading “U.S. Federal Income Tax Considerations” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We express no opinion on any issue relating to Outfront or any investment therein, other than as expressly stated herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP